UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2007

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 4, 2007, Kana Software, Inc. (“KANA”) entered into an employment agreement (the “Agreement”) with Mark A. Angel for the position of Senior Vice President of Corporate Development & Strategy. Pursuant to the Agreement, Mr. Angel’s employment with KANA is on an at-will basis and Mr. Angel’s annual salary is set at $200,000, payable bi-monthly, with an opportunity to earn a performance bonus of $150,000 (adjusted in the first year for his mid-year start date). In addition, Mr. Angel will participate in KANA’s executive officer compensation bonus plan, and it has been recommended that Mr. Angel be granted a stock option to purchase 240,000 shares of KANA common stock. If Mr. Angel’s employment with KANA is terminated at any time by KANA without cause or pursuant to a change in control, Mr. Angel will receive six months of his then current base salary and an additional payment of $6,000 and 100% of his unvested stock options will automatically become fully vested and exercisable.

On May 4, 2007, KANA issued a press release announcing the appointment of Mr. Angel as its Senior Vice President of Corporate Development & Strategy. A copy of the press release is being filed as Exhibit 99.01 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.01	Press release, dated May 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: May 10, 2007

EXHIBIT INDEX

Number	Description
99.01	Press release, dated May 4, 2007.